UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION


                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  August 26, 1996




                      NORTH CAROLINA RAILROAD COMPANY
          (Exact name of registrant as specified in its charter)


                              North Carolina
              (State or other jurisdiction of incorporation)


     0-15768                               56-6003280
(Commission File Number)      (IRS Employer Identification No.)


3200 Atlantic Avenue
Suite 110
Raleigh, North Carolina                                            27604
(Address of principal executive offices)                         (Zip Code)


                              (919) 954-7601
(Registrant's telephone number, including area code)

                      This document contains 5 pages.

                             Table of Contents




Item 5.   Other Events . . . . . . . . . . . . . . . . . 3


Item 7.   Financial Statements and Exhibits. . . . . . . 3


Signatures . . . . . . . . . . . . . . . . . . . . . . . 4

Item 5.  Other Events

     The State of North Carolina ("State"), which owns 3,207,173 shares, or approximately 74.82 percent, of the Registrant's shares has notified the Registrant that the State has retained NationsBank as a financial adviser to evaluate the acquisition of the Registrant's shares not already owned by the State.

     In response to the State's action, the Registrant has appointed a special committee of five directors responsible for negotiating with the State. The committee consists of the five "private" directors elected to the Board of the Registrant by the shareholders other than the State. The committee has authority to make recommendations to the entire Board regarding any offer made by the State, formulate offers or counter offers, and consider alternatives to a transaction with the State.

     The State has not indicated whether it will make an offer and there can be no assurance that an acceptable buyout or other transaction will be consummated.

     The foregoing forward-looking statements about a possible future buyout by the State of North Carolina are subject to certain risks and uncertainties which could cause actual results to differ significantly. There can be no assurance either that the State will actually make an offer or that an offer, if made, will be at a price or other terms that are attractive to the shareholders of the Registrant. In addition, there can be no assurance that the State will obtain the necessary financing or that any approvals required within State government or the Registrant could be obtained to authorize closing on any agreement that may be reached. The Registrant also does not know what effect, if any, the State's actions will have on the Registrant's relationship with Norfolk Southern.


Item 7.  Financial Statements and Exhibits

         (c) (6)    Exhibits

                               EXHIBIT INDEX


Exhibit No.                   Description

(c) (6)        News release by the Registrant dated
               August 26, 1996.

                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              NORTH CAROLINA RAILROAD COMPANY



Date:  September 11, 1996     By: /s/ John M. Alexander, Jr.
                                 John M. Alexander, Jr.
                                 Secretary and Director

                               Exhibit (c) (6)

                                 [Letterhead]

        STATE EVALUATING BUYOUT OF NORTH CAROLINA RAILROAD COMPANY

                 North Carolina Railroad Board Establishes
                    Special Committee for Negotiations

                             [News Release]

RALEIGH, NC: August 26, 1996 - The North Carolina Railroad Company
(NCRR) (OTC:NORA) today announced that the State of North Carolina, which holds approximately 75 percent of the Company's shares, has notified NCRR that the State has retained NationsBank as a financial advisor to evaluate the acquisition of the Company's shares not already owned by the State.

     In response to the State's action, NCRR's Board of Directors has appointed a special committee of five directors responsible for negotiating with the State. The committee consists of the five "private" directors elected to the Board by the minority shareholders. This committee has Broad authority to make recommendations to the entire Board regarding any offer made by the State, formulate offers or counter offers, and consider alternatives to a transaction with the State.

     "While the State has not indicated whether it will make an offer, our Board believes the formation of the special committee is an appropriate first step in moving the issue forward in the best interest of all NCRR's shareholders," said John M. Alexander, Jr. Secretary and Director of NCRR. "However, there can be no assurance that an acceptable buyout or other transaction will be consummated."

The foregoing forward-looking statements about a possible future buyout by the State of North Carolina are subject to certain risks and uncertainties which could cause actual results to differ significantly. There can be no assurance either that the State will actually make an offer or that an offer, if made, will be at a price or other terms that are attractive to the shareholders of the Company. In addition, there can be no assurance that the State will obtain the necessary financing or that any approvals required within State government or the Company could be obtained to authorize closing on any agreement that may be reached. The Company also does not know what effect, if any, the State's actions will have on the Company's relationship with Norfolk Southern.